UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 14, 2005

DITECH COMMUNICATIONS CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	000-26209	94-2935531
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

825 E. Middlefield Road
Mountain View, Ca. 94043

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (650) 623-1300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure

On June 14, 2005, the law firm of Milberg Weiss Bershad & Schulman LLP announced by press release that it had filed a class action lawsuit on June 14, 2005, on behalf of purchasers of the securities of Ditech Communications Corporation between August 25, 2004 and May 26, 2005, inclusive, alleging that Ditech Communications and its Chief Executive Officer and Chief Financial Officer engaged in violations of the Securities Exchange Act of 1934 (the “Exchange Act”) and seeking to pursue remedies under the Exchange Act.  According to the press release, the action, case number C05-02406-JSW, is pending in the United States District Court for the Northern District of California against defendants Ditech Communications, Timothy K. Montgomery, Ditech Communications’ Chief Executive Officer, President and Chairman, and William J. Tamblyn, Ditech Communications’ Executive Vice President and Chief Financial Officer.

Ditech Communications, Mr. Montgomery and Mr. Tamblyn intend to take all appropriate actions to defend the suit.

It is possible that additional similar complaints may be filed in the future.  If this does occur, Ditech Communications expects that all similar complaints will eventually be consolidated into a single action.  Ditech Communications does not intend to announce the filing of any similar complaints unless they contain allegations that are substantially distinct from those made in the pending action.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

DITECH COMMUNICATIONS CORPORATION

Dated: June 15, 2005	By:	/s/ William J. Tamblyn
William J. Tamblyn
Executive Vice President and Chief Financial Officer